Exhibit 10.3

[IQ3 LOGO]

MASTER SERVICES AGREEMENT

IQ3CORP LIMITED
ACN 160 238 282

AND

The Client

 [DATE OF AGREEMENT]

Page i

1. BINDING AGREEMENT	1

2. TERM OF MSA	2

3. PRICING	2

4. COUNTERPARTS	2

SCHEDULE 1 – PARTIES TO MSA	4

SCHEDULE 2 – GENERAL TERMS AND CONDITIONS	5

1. DEFINITIONS AND INTERPRETATION	5

1.1 Definitions	5

1.2 Interpretation	6

2. APPOINTMENT OF IQ3CORP	7

2.1 Appointment of iQ3Corp	7

2.2 Limited Delegation	7

2.3 iQ3Corp Representatives	8

3. OBLIGATIONS OF IQ3CORP	8

3.2 Limitation of Service	8

3.3 Notification of conflicts	8

4. OBLIGATIONS OF THE CLIENT	8

4.1 Client’s obligations	8

5. PAYMENT OF FEES FOR SERVICES	9

5.1 Fees	9

5.2 Subject to:	9

5.3 Payment Withholding	9

5.4 Interest on Unpaid Fees	9

5.5 Out-Of-Pocket Expenses	9

6. GST	9

7. CONFIDENTIAL INFORMATION	9

8. INTELLECTUAL PROPERTY	10

8.1 Ownership of Intellectual Property in the Service deliverables	10

8.2 Licence to use the Intellectual Property pre-existing works	10

9. INDEMNITY AND LIABILITY	10

9.1 Client indemnity	10

9.2 IQ3Corp’s Indemnity	10

9.3 No Consequential Loss	11

9.4 Limitation	11

10. INSURANCE	11

11. DISCLAIMER	11

Page ii

11.1 Use of work	11

11.2 Reliance on information	11

12. TERMINATION	12

12.1 Termination for cause	12

12.2 Termination without cause	12

12.3 No Prejudice	12

13. DISPUTE RESOLUTION	13

13.1 Notice of Dispute	13

13.2 Dispute Resolution	13

13.3 Compliance With This Clause Is Compulsory	13

14. NOTICES	13

14.1 Validity of notices	13

14.2 When notice given	14

15. GENERAL	14

15.1 Entire Agreement	14

15.2 Succession and assigns	14

15.3 Publicity	14

15.4 Jurisdiction	15

15.5 Variations	15

15.6 Assignment	15

15.7 Waiver	15

15.8 Cumulative rights	15

15.9 Time is of the essence	15

15.10 Consent	15

15.11 Surviving indemnities	15

15.12 Enforcement of indemnity	15

15.13 Force Majeure	15

15.14 Further assurances	16

15.15 Counterparts	16

IQ3 MASTER SERVICES AGREEMENT

PARTIES:	IQ3CORP LIMITED ACN 160 238 282 (“iQ3Corp”)

and	The counterparty named in Schedule 1 (“Client”)

RECITALS

A.	iQ3Corp is a corporate advisory firm that provides strategic and financial advisory services to listed and unlisted corporate clients in the life sciences industry.

B.	The Client is a client of iQ3Corp.

C.	The Client may from time to time appoint iQ3Corp to deliver Services to the Client through the issue of Service acqusition orders in the form set out in Schedule 3 (each a “Service Acquisition Order”).

D.	1Q3Corp shall perform the Services in accordance with the Agreement.

OPERATIVE PART

1.	BINDING AGREEMENT

1.1	Upon iQ3Corp’s acceptance of the Client’s Service Acquisition Order:

(a)	the terms and conditions set out in the Service Acquisition Order; and

(b)	this Master Services Agreement (“MSA”); and

(c)	the General Terms and Conditions attached to this MSA,

1.2	(together the “Agreement”) will be a binding agreement between the Client and iQ3Corp, and iQ3Corp shall be bound to perform the Services in accordance with the Agreement. Any ambiguity or inconsistency between the documents forming the Agreement shall be resolved and interpreted in the following order:

(a)	the terms and conditions set out in the Service Acquisition Order;

(b)	the MSA; and

(c)	the General Terms and Conditions attached to the MSA.

1.3	The effective date of the Agreement will be the date of the Service Acquisition Order. Each Service Acquisition Order shall identify this MSA and must provide, in addition to the General Terms and Conditions detailed in this MSA, the following terms and conditions:

(a)	relevant date or period for delivery of any deliverables;

(b)	price; and

(c)	detailed description of services to be performed.

2.	TERM OF MSA

2.1	This MSA shall commence when executed by the Client and iQ3Corp and shall continue until terminated by either party by notice in writing and shall be given effect at a time when no Service Acquisition Order is then current.

3.	PRICING

3.1	Pricing for the provision of Services by iQ3Corp, as agreed between the parties, will be specified as set out in the Service Acquisition Order.

4.	COUNTERPARTS

4.1	This Agreement may be executed in any number of counterparts, Each counterpart is an original but the counterparts together are one and the same Agreement.

4.2	Any counterpart of this Agreement is deemed to have been duly executed if it is executed by a party and:

(a)	sent by facsimile; or

(b)	sent in .pdf, .tif, or similar scanned format by electronic mail;

(c)	sent by pre-paid mail; or

(d)	hand delivered,

to all other parties at either the postal address, facsimile number or email address specified for the parties at Schedule 1.

4.3	A notice that complies with clause 4.2 is regarded as being delivered and received:

(a)	in the case of hand delivery: on the date of delivery if delivered at or before 5pm, or on the following Business Day if delivered after 5pm;

(b)	in the case of registered post; 2 Business Days after the date of posting;

(c)	in the case of ordinary post: 3 Business Days after the date of posting;

(d)	in the case of facsimile transmission: on the receipt by the sender of a transmission report indicating successful transmission of the facsimile; and

(e)	in the case of electronic mail, on receipt by the recipient’s email server if received at or before 5pm on a Business Day, or on the following Business Day if received after 5pm.

EXECUTED AS AN AGREEMENT

SIGNED for and on behalf of IQ3CORP LIMITED ACN 160 238 282 in accordance with Section 127 of the Corporations Act in the presence of:	) ) ) ) )	Director Name (print) Director/Secretary Name (print)
SIGNED for and on behalf of Glucose Biosensor Systems (Greater China) Pty Ltd ACN 614 067 158 in accordance with Section 127 of the Corporations Act In the presence of:	) ) ) ) )	Director Name (print) Director/Secretary Name (print)

Witness signature

Name (print)

SCHEDULE 1 – PARTIES TO MSA

iQ3Corp	ACN:	160 238 282
	Address:	Level 6, 222 Clarence Street, Sydney NSW 2000
	Email Address:	info@theiggroup.com.au
	Facsimile number	02 8362 9547
Client	Entity:	Glucose Biosensor Systems (Greater China) Pty Ltd
	ACN:	614 067 159
	Address:	Level 7, 222 Clarence Street, Sydney NSW 2000
	Email Address:	info@theiggroup.com.au
	Facsimile number	02 8362 9547

SCHEDULE 2 – GENERAL TERMS AND CONDITIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following words have these meanings in this Agreement:

(a)	“Agreement” shall bear the meaning set out in clause 1.1 of the Master Services Agreement.

(b)	“Business Day” means a day (other than a public holiday, a Saturday and a Sunday) on which banks are generally open for business in Sydney, New South Wales.

(c)	“Claim” means any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the Client pays, suffers, incurs or is or may be liable for in connection with any of the following:

(i)	bodily injury or death of any person;

(ii)	damage or destruction to any property (including the loss of use of such property);

(iii)	any act or omission including but not limited to any unauthorised representation made or warranty given by iQ3Corp;

(iv)	the relationship between the Client and iQ3Corp being deemed or assessed as a relationship other than that of principal and independent contractor;

(v)	Intellectual Property; or

(vi)	any breach of, or default under, this Agreement.

(d)	“Client Representative” means the person(s) described in the Service Acquisition Order or any person or persons replacing that person and confirmed as such in written notice delivered by the Client to iQ3Corp.

(e)	“Commencement Date” means the date described as such in the Service Acquisition Order.

(f)	“iQ3Corp Representative” means the person described as such in the Service Acquisition Order or any person or persons replacing that person and confirmed as such in written notice delivered by iQ3Corp to the Client.

(g)	“Confidential Information” means all confidential information of the Client (or any other party) of which iQ3Corp, its officers or its employees become aware or generate on behalf of the Client both before and after the entry of this Agreement including, but not limited to:

(i)	trade secrets;

(ii)	Intellectual Property;

(iii)	confidential know-how;

(iv)	information concerning the business, finances or customers of the Client including (without limitation) products, service costs, prices, profits and sales, new business ideas, business strategies, product and service plans, marketing plans and studies, forecasts, computer programs, databases, computer codes, software ideas, technologies, concepts and designs, research projects and all information connected with research and development effort, actual and prospective customer lists, all information relating to Intellectual Property, customer requirements, customer financial information, product design, and competitive analyses;

(v)	any information that is marked, or which iQ3Corp is told is, or which the Client in any manner indicates is, confidential; and

(vi)	any information that is inherently or can reasonably be regarded as confidential.

(h)	“Fees” means the fees for the Services as set out in the Service Acquisition Order.

(i)	“GST” has the same meaning as in the GST Act.

(j)	“GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

(k)	“Intellectual Property” includes but is not limited to inventions, ideas, discoveries and improvements, whether patentable or unpatentable; copyright, patents, trademarks and designs; and any application or right to apply for registration of any rights in connection with such intellectual property whether created before or after the entry of this Agreement.

(l)	“Invoice” means an invoice which complies with all of the requirements detailed in clause 5.3 of the General Terms and Conditions.

(m)	“Jurisdiction” means the location described as such in the Service Acquisition Order.

(n)	“Master Services Agreement” means the agreement described as such and to which these general terms and conditions are attached.

(o)	“Out-of-Pocket Expenses” means any expenses incurred by IQ3 in the performance of the Services and includes but is not limited to travel and accommodation expenses, printing expenses, couriers and professional fees in respect of any technical, legal, tax or accounting advice or assistance sought.

(p)	“Related Body Corporate” has the same meaning as in section 50 of the Corporations Act 2001 (Cth).

(q)	“Representative” means the Client Representative and/or iQ3Corp Representative, as appropriate in the context.

(r)	“Services” means the services as set out in the Service Acquisition Order.

(s)	“Service Acquisition Order” shall bear the same meaning set out in Recital C of the Master Services Agreement.

(t)	“Term” means the term as set out in the Service Acquisition Order.

1.2	Interpretation

Unless the contrary intention appears, in this Agreement:

(a)	headings are for convenience and do not affect interpretation;

(b)	words importing the singular include the plural and vice versa;

(c)	words importing a gender include any gender;

(d)	a reference to a clause or schedule is a reference to a clause or schedule of this Agreement;

(e)	a reference to a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any governmental agency;

(f)	a reference to any statute, regulation or any other type of legislation includes all statutes, regulations and other types of legislation varying, consolidating or replacing them and a reference to a statute includes al! regulations and other types of subordinate legislation issued under that statute;

(g)	a reference to a party in a document includes that party’s successors and permitted assigns;

(h)	a reference to a thing includes a reference to a part of that thing;

(i)	an acknowledgement is deemed a representation and warranty by the party giving it;

(j)	where the day on or by which any thing is to be done is not a Business Day that thing must be done by the following Business Day;

(k)	a reference to “$” or “dollars” is a reference to Australian dollars;

(l)	a reference to any agency or body, if that agency or body ceases to exist or is reconstituted renamed or replaced or has its powers or functions removed (‘defunct body’) means the agency or body which performs most closely the functions of the defunct body;

(m)	where any party comprises two or more persons, any duty or obligation to be performed or observed will bind them jointly and each of them severally and any reference to that party will be deemed to include a reference to any one or more of those persons;

(n)	a reference to a document includes the document as modified from time to time and any document replacing it;

(o)	if a provision of this Agreement is void or voidable or unenforceable or illegal but would not be void or voidable or unenforceable or illegal if it were read down and it is capable of being read down, it must be read down accordingly, or alternatively if it cannot be read down then it is deemed severed;

(p)	to the extent there is any inconsistency between the clauses of this Agreement and any schedule, annexure or other attachment to this Agreement, the clauses of this Agreement shall prevail to the extent of such inconsistency; and

(q)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it.

2.	APPOINTMENT OF IQ3CORP

2.1	Appointment of iQ3Corp

(a)	The Client appoints iQ3Corp on an exclusive basis to provide the Services from the Commencement Date for the Term, or until the Services are completed, on the terms and conditions of this Agreement.

(b)	The relationship between the Client and iQ3Corp is that of principal and independent professional service provider. Nothing in this Agreement will be taken as constituting iQ3Corp as an employee or agent of the Client. 1Q3Corp does not have any authority to bind the Client and must not hold itself out as having any authority except as expressly provided under the terms of this Agreement.

2.2	Limited Delegation

(a)	During the course of this Agreement, the Services will be provided by the iQ3Corp Representatives nominated in Services Acquisition Order.

(b)	IQ3 reserves the right to substitute the iQ3Corp Representative during the course of providing the Services if the needs of the business so require it.

(c)	iQ3Corp may delegate the performance of the Services to any other person within its organisation or a Related Body Corporate but must not, without the written consent of the Client, subcontract, assign or transfer its responsibility to provide the Services.

2.3	iQ3Corp Representatives

The iQ3Corp Representatives referred to in the Service Acquisition Order will be determined by iQ3Corp upon acceptance of the Client’s Service Acquisition Order. The iQ3Corp Representatives will be primarily responsible for the provision of the Services, unless and until substituted.

3.	OBLIGATIONS OF IQ3CORP

IQ3Corp must:

(a)	deliver the Services to the Client on time and as instructed by the Client Representative;

(b)	perform the Services with the skill, care, competence and diligence expected of a professional consultant experienced in providing services in the nature of the Services; perform the Services through suitably qualified, expert and experienced personnel as is reasonably necessary;

(c)	notify the Client if it becomes aware of any matter which may change the scope, or timing of delivery, of the Services, such notification should include particulars of the relevant matter and recommendations on how any adverse effect might be minimised;

(d)	comply with all lawful and reasonable requests and directions of the Client;

(e)	regularly consult with, and keep informed, the Client Representative of the performance of the Services;

(f)	co-operate fully and co-ordinate its performance of the Services with other consultants engaged by the Client;

(g)	hold all licences or qualifications required or necessary to lawfully provide the Services; and

(h)	not act for the Client or make representations, warranties, undertakings or assume obligations for or on behalf of the Client without the prior consent of the Client’s Representative.

3.2	Limitation of Service

iQ3Corp is not required to provide any services which would not normally be expected of a professional corporate advisory services provider experienced in providing the same or similar services, including without limitation:

(a)	provision of legal advice; and

(b)	any other requirement or service outside the scope of this Agreement, unless any change to the Fees and the Services and any other relevant matters are agreed as a variation to this Agreement by the parties in writing.

3.3	Notification of conflicts

If any conflict or potential conflict exists or is likely to arise in the performance of its obligations under this Agreement, iQ3Corp must notify the Client as soon as possible in writing.

4.	OBLIGATIONS OF THE CLIENT

4.1	Client’s obligations

The Client must ensure that it gives all reasonable assistance and does all things reasonably necessary to enable iQ3Corp to deliver the Services.

5.	PAYMENT OF FEES FOR SERVICES

5.1	Fees

(a)	The Client must pay iQ3Corp for the Services in the manner outlined in the Service Acquisition Order and this clause 5.

(b)	Aside from the fees outlined in the Service Acquisition Order, the Client will not be liable for any other cost, charge or expense for or relating to the Services or their delivery.

5.2	Subject to:

(a)	the proper performance of the Services; and

(b)	iQ3Corp’s provision to the Client of an Invoice,

the Client must pay iQ3Corp all amounts invoiced to it within one month of the Client’s receipt of the given Invoice.

5.3	Payment Withholding

Despite clause 5.2, if the Client:

(a)	reasonably objects to all or any portion of any Invoice, and

(b)	notifies iQ3Corp of that objection within fifteen days of the Invoice being issued, and

(c)	gives valid reasons for the objection,

the Client may, until the dispute is resolved, withhold payment of that part of the Invoice objected to.

5.4	Interest on Unpaid Fees

If the Client fails to pay fees as required by this clause 5, the Client must pay iQ3Corp interest on the daily outstanding fees balance, such interest to:

(a)	compound daily; and

(b)	be calculated each day using an interest rate equal to 2% above the Commonwealth Bank of Australia’s indicative lending rate on bank overdrafts over $100,000 for that day.

5.5	Out-Of-Pocket Expenses

IQ3Corp acknowledges that any out-of-pocket expenses charged to the Client must be supported by appropriate documentation.

6.	GST

(a)	Unless otherwise stated, the fees payable by the Client to iQ3Corp under this Agreement are exclusive of any GST.

(b)	If any GST is incurred, payable by or collectable from iQ3Corp in respect of services under this Agreement, the Client shall pay or reimburse iQ3Corp for any GST paid or indemnify iQ3Corp for any GST payable. Where such GST payment is due, iQ3Corp must promptly provide the Client with an invoice or receipt suitable for claiming GST in accordance with the GST Act.

7.	CONFIDENTIAL INFORMATION

IQ3Corp:

(a)	must not use the Client’s Confidential Information other than for the purpose of providing the Services;

(b)	must not disclose the Confidential Information to any party unless the disclosure:

(i)	is approved in writing by the Client;

(ii)	is required by law;

(iii)	is necessary for the implementation of the Services;

(iv)	is used for obtaining professional advice in relation to this Agreement; or

(v)	relates to information already in the public domain other than as a result of breach of confidentiality by iQ3Corp or a person under similar confidentiality obligations; and

(c)	must ensure that its agents, officers, employees, consultants, and other representatives comply with subclauses 7(a) and 7(b).

8.	INTELLECTUAL PROPERTY

8.1	Ownership of Intellectual Property in the Service deliverables

IQ3Corp assigns to the Client all existing and future Intellectual Property rights in any material created, generated or contributed to by or on behalf of iQ3Corp specifically for the Client in the delivery of the Services.

8.2	Licence to use the Intellectual Property pre-existing works

Each party retains ownership of its pre-existing Intellectual Property. To the extent necessary to enable the provision and receipt of the Services, each party provides the other party with a nonexclusive licence to use its Intellectual Property. Any licence provided under this clause 8.2 will terminate on termination or expiry of this Agreement for any reason.

9.	INDEMNITY AND LIABILITY

9.1	Client indemnity

The Client indemnifies IQ3Corp against all claims, demands, actions, liabilities, costs and expenses of any kind (including without limitation all legal costs on a solicitor/client basis) arising from or in connection with:

(a)	!Q3Corp’s provision of the Services in accordance with this Agreement including without limitation, any public liability claims and all claims for which IQ3Corp is or becomes liable due to the valid and lawful exercise of its rights and performance of its obligations under this Agreement;

(b)	the Client’s negligence or misconduct; or

(c)	any information provided by the Client to IQ3Corp upon which IQ3Corp relied in providing the Services.

9.2	IQ3Corp’s Indemnity

Except to the extent clause 9.1 applies, IQ3Corp indemnifies the Client against all claims, demands, actions, liabilities, costs and expenses of any kind (including without limitation all legal costs on a solicitor/client basis) arising from or in connection with IQ3Corp’s gross negligence or material breach of this Agreement. IQ3Corp’s indemnity in this clause 9.2 is reduced proportionately to the extent that any act or omission of the Client or its employees or agents contributed to the loss or liability.

9.3	No Consequential Loss

In any event, each party (the first party) shall not be liable to the other (the second party) for any indirect, consequential, special, punitive, exemplary loss, liability or damages of the second party or any third party arising from any act or omission of the first party under or in relation to this Agreement.

9.4	Limitation

Despite anything else in this Agreement, the total liability of IQ3Corp for all claims arising out of or in connection with this Agreement shall be limited to the following:

(a)	for liability in respect of breach of the Agreement, to the resupply of the relevant portion of the Services or the payment of the cost of having the relevant portion of the Services provided by a third party (at the discretion of IQ3Corp); and

(b)	for all other liability not limited by clause 9.4(a), the parties agree to limit iQ3Corp’s liability to the aggregate fees IQ3Corp is entitled to receive under this Agreement.

10.	INSURANCE

10.1	IQ3Corp must ensure that throughout the Term of this Agreement, it is insured with a highly reputable insurance company with respect to professional indemnity insurance.

10.2	iQ3Corp must provide the Client with a certificate of currency within 14 days if requested.

11.	DISCLAIMER

11.1	Use of work

Unless IQ3Corp provides prior written consent to the Client, which may be withheld at its sole discretion, any draft or final report prepared by IQ3Corp under this Agreement:

(a)	must only be used for the Client’s internal purposes;

(b)	must not be reproduced (including on any website) in a manner that is accessible by the public or a section of the public;

(c)	must not be used in connection with any public offering; and

(d)	the Client must not refer to IQ3Corp in any public offering.

Where IQ3Corp provides consent to use such reports or its name, the client will comply with any conditions or restrictions imposed by IQ3Corp on its use.

11.2	Reliance on information

(a)	The data, documentation, and assumptions used to prepare any analysis or reports from the Services will be derived entirely from information supplied by the Client, prepared by IQ3Corp in the regular course of its business, and other industry sources. All such information will not be independently verified by IQ3Corp for the purposes of this Agreement. IQ3Corp will not be responsible for the accuracy of such data and information, and for any assumptions derived from such.

(b)	lQ3Corp’s performance will be based on IQ3Corp’s professional evaluation of all such available sources of information. The Client acknowledges and agrees that there may be differences between projected and actual results because events and circumstances frequently do not occur as predicted, and those differences may be material. The Client hereby releases IQ3Corp from any claims or liability arising from these differences.

(c)	The Client is responsible for representations made to IQ3Corp about its plans and expectations and for disclosure of material information that might affect the ultimate realisation of the conclusions, projections, estimates and recommendations made by IQ3Corp. The final decision to implement any recommendations made by IQ3Corp rests with the Client. The Client acknowledges that IQ3Corp’s findings will constitute only one of the factors that the Client should consider in its decision making process.

(d)	The parties understand and agree that neither IQ3Corp’s fees nor the payment of those fees by the Client is contingent upon the results, projections, findings, conclusions or recommendations provided by IQ3Corp.

12.	TERMINATION

12.1	Termination for cause

Either party (the first party) may immediately terminate this Agreement by giving written notice to the other party (the second party) if:

(a)	the second party materially breaches any aspect of this Agreement and fails to satisfactorily remedy any such breach within 14 days of being notified by the first party;

(b)	the second party is or becomes bankrupt or insolvent or unable to pay its debts as and when they fall due;

(c)	the second party enters into a scheme of arrangement or composition with its creditors or takes advantage of any statute for the relief of insolvent or financially troubled debtors; or

(d)	the second party is placed under management or administration or a receiver is appointed, or a winding up order is made in respect of the second party.

12.2	Termination without cause

(a)	Each party can terminate this Agreement by providing 30 days’ written notice to the other.

(b)	In the event of termination without cause by the Client pursuant to this clause 12.2 prior to the conclusion of the Service:

(i)	iQ3Corp will be entitled to receive payment in full of any Out-of-pocket Expenses, including Out-of-Pocket Expenses that have been incurred which have not yet been invoiced or paid; and

(ii)	should the Client decide to obtain the Services contemplated in the Services Acquisition Order within 12 months of the date of termination, then the Client will offer iQ3Corp the same role to that contemplated by the Services Acquisition Order and on similar, and no worse, terms to those contemplated by this Agreement; or

(iii)	should the Client not offer to re-appoint iQ3Corp under clause 12.2(ií) but nevertheless the Services, or enter into an agreement to undertake the Services, within 12 months of the date of termination, then iQ3Corp will be entitled to receive the Fees in full calculated as if iQ3Corp had been re-appointed in accordance with the terms of this Agreement, not exceeding the amount they would have been entitled to had the Services been provided by iQ3Corp in full.

12.3	No Prejudice

Termination of this Agreement will not prejudice any right which a party may have, or but for the termination, may have had, against the other party for a breach of this Agreement.

13.	DISPUTE RESOLUTION

13.1	Notice of Dispute

If any dispute arises in relation to this Agreement (“Dispute”), the party asserting that a Dispute has arisen must give the other party a written notice (“Dispute Notice”) which:

(a)	says that it is a Dispute Notice issued under clause 13.1 of this Agreement, and

(b)	sets out:

(i)	each thing complained of;

(ii)	the outcome sought by the party giving the Dispute Notice;

(iii)	the things that the party giving the Dispute Notice thinks needs to be done in order to achieve that outcome; and

(iv)	the reasons that party thinks it should be entitled to that outcome.

13.2	Dispute Resolution

(a)	lf, within 7 days of a Dispute Notice being given (or within such further period as agreed in writing by the parties), the parties have not agreed on:

(i)	the dispute resolution technique and procedures to be adopted in seeking to resolve the Dispute;

(ii)	the timetable for all steps in those procedures; and

(iii)	the selection and compensation of all independent persons required for such technique, then the parties must forthwith refer the dispute to the Australian Commercial Disputes Centre (“ACDC”) for mediation.

(b)	The mediation must be conducted in accordance with the ACDC Guidelines for Commercial Mediation (“ACDC Guidelines”) which are operating at the time the matter is referred to the ACDC. The terms of the ACDC Guidelines are incorporated into the terms of this Agreement.

(c)	During the course of any mediation each party must be represented by a person having authority to agree to a resolution of the dispute.

13.3	Compliance With This Clause Is Compulsory

Neither party to this Agreement may commence any court proceedings in relation to the Dispute unless:

(a)	it has firstly complied with this clause 13, and the Dispute has not been settled within 42 days of the delivery of the relevant Dispute Notice (or such other period as agreed to in writing by the parties); or

(b)	the relevant party seeks urgent interlocutory relief or seeks to enforce a payment due under this Agreement.

14.	NOTICES

14.1	Validity of notices

A notice, consent or other communication under this Agreement cannot be effective unless it is:

(a)	in writing, signed by or on behalf of the party giving it;

(b)	addressed to the postal address, facsimile number or email address specified for the recipient in Schedule 1 (or as varied by any notice); and

(c)	either:

(i)	hand delivered to the recipient’s address;

(ii)	sent by pre-paid mail (by airmail, if the addressee is overseas) to that party’s address;

(iii)	sent by facsimile to the recipient’s facsimile number; or

(iv)	sent by electronic mail to the recipient’s email address.

14.2	When notice given

A notice, consent or other communication that complies with this clause is regarded as given and received:

(a)	in the case of hand delivery: on the date of delivery if delivered at or before 5pm, or on the following Business Day if delivered after 5pm;

(b)	in the case of registered post: 2 Business Days after the date of posting;

(c)	in the case of ordinary post: 3 Business Days after the date of posting (airmail being 5 Business Days after posting);

(d)	in the case of facsimile transmission: on the receipt by the sender of a transmission report indicating successful transmission of the facsimile; and

(e)	in the case of electronic mail, on receipt by the recipient’s email server if received at or before 5pm on a Business Day, or on the following Business Day if received after 5pm.

15.	GENERAL

15.1	Entire Agreement

This Agreement is the entire agreement between the parties and supersedes all previous agreements, representations and undertakings between the parties.

15.2	Succession and assigns

The Agreement will be binding upon and will continue for the benefit of the parties, and their respective successors and permitted assigns.

15.3	Publicity

(a)	Either party must:

(i)	obtain the other’s prior written consent before publicising its association or relationship with the other or use the other’s name, logo, or trademarks (including those of its Related Bodies Corporate); and

(ii)	comply with any conditions imposed by the other party on such publication or use.

(b)	Each party may publicise its association or relationship with the other if a legal or regulatory requirement compels publicising that association or relationship in any regulatory document pertaining to the operation of the Company including, but not limited to, investment prospectuses, annual company reports and other regulatory and market disclosures.

15.4	Jurisdiction

This Agreement, its meaning and interpretation and the relationship of the parties are to be governed by the laws of the Jurisdiction. The parties submit unconditionally to the jurisdiction of the courts of the Jurisdiction and the courts hearing appeals from those courts.

15.5	Variations

Any variation of this Agreement must be in writing and executed by all parties to it.

15.6	Assignment

(a)	iQ3Corp may assign or transfer any of its rights or obligations under this Agreement to any of its Related Bodies Corporate by giving written notice to all other parties to this Agreement.

(b)	Subject to clause 15.6(a), neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other.

15.7	Waiver

A waiver on the part of either party of any term, provision or condition of this Agreement shall not constitute a precedent or bind either party to a waiver of any succeeding breach of the same or any other term, provision or condition of this Agreement.

15.8	Cumulative rights

All remedies, rights, undertakings, obligations or agreements of the parties arising by law, this Agreement or otherwise shall be cumulative and shall not limit any other right, remedy, undertaking, obligation or agreement of such party.

15.9	Time is of the essence

Time is of the essence of this Agreement.

15.10	Consent

Where consent of IQ3Corp or the Client is required under this Agreement, such consent must be obtained from their respective Representatives.

15.11	Surviving indemnities

Any provision of this Agreement which expressly or by implication from its nature is intended to survive the termination or expiration of this Agreement and any rights arising on termination or expiration shall survive. These clauses are continuing obligations, independent from the parties’ other obligations under this Agreement, and continue after this Agreement ends.

15.12	Enforcement of indemnity

It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this Agreement.

15.13	Force Majeure

(a)	Despite any other provision of this Agreement, no party need act if it is impossible to act due to Force Majeure.

(b)	The non-performing party must notify the other party promptly after it determines that it is unable to act as a consequence of Force Majeure and must make reasonable efforts to avoid or remove the cause of non-performance.

(c)	This clause does not apply to payments by one party to any other party where that payment or part thereof accrues prior to a party giving notice under this clause.

15.14	Further assurances

Each party must, at its own expense, do anything another party reasonably asks (such as obtaining consents, signing and producing documents and getting documents completed and signed) in order:

(a)	to bind the party and any other person intended to be bound under this Agreement; or

(b)	to enable the requesting party to exercise any rights granted under this Agreement.

15.15	Counterparts

(a)	This Agreement may be executed in any number of counterparts. Each counterpart is an original but the counterparts together are one and the same Agreement.

(b)	Any counterpart of this Agreement is deemed to have been duly executed if it is executed by a party and:

(i)	sent by facsimile to all other parties; or

(ii)	sent in .pdf, .tif or similar scanned format to all other parties; or

(iii)	delivered by hand to the address specified for the parties in Schedule 1.

SCHEDULE 3 - SERVICE ACQUISITION ORDER

The Client	Entity:	Glucose Biosensor Systems (Greater China) Ply Ltd
	ACN:	(or Nominated Entity) 614 067 159
	Address:	Level 7, 222 Clarence Street, Sydney NSW 2000
IQ3Corp	Entity:	iQ3Corp Ltd
	ACN:	160 238 282
	Address:	Level 6, 222 Clarence Street, Sydney NSW 2000

Commencement Date	01/08/2016
Term	From the Commencement date to Completion of project

Services

Pre-lPO and Potential IPO Listing

A.    Business Plan Preparation Assistance & Review - $120,000

B.    Qualifying Due Dilligence - $40,000

C.    Private Placement Capital Raising Support Services in jurisdiction covered by Australian Financial Services License - $250,000

D.    Private Placement Capital Raising @ 8% of capital raised in jurisdiction covered by financial services licence

E.    Preparation of Private Placement & Public Offering Parameters & Capital Modelling - $150,000

F.    Public Offering Project Management comprising of: Liaising with lawyers, Investigative Accountants, Regulators, Stock Exchange Representatives & Management of the Prospectus Preparation Process and other out of scope work - per Hourly rates** below:

-     Chief Corporate Advisor - $800 per hour

-     Head, Corporate Advisor- $550 per hour

-     Corporate Advisor - $400 per hour

•• Hourly rates are subject to review

G.    Public offering capital in jurisdiction covered by financial services license - to be negotiated separately if applicable

H.    Investor Relations Support Services - $20,000 per month from 1st July 2017 until close of offer

All amounts quoted are exclusive of Goods & Services Tax (GST} , which will be added where appropriate . Amounts listed are fixed for a maximum of 90 days and subject to review by iQ3 thereafter.

The above fees are exclusive of fees payable to other service providers in the process such as legal, accounting , IT, prospectus layout, printing & distribution.

iQ3Corp's Representative	Accepted for and on behalf of iQ3Corp Ltd by:
Client Representative
Jurisdiction	New South Wales